Exhibit 99.1

Pingtan Marine Enterprise Announces Additional Two Fishing Vessels Operating in International Waters

-The Company Expects to Provide Squid Products on JD.com

FUZHOU, China, Jan. 10, 2018 /PRNewswire/ -- Pingtan Marine Enterprise Ltd. (Nasdaq: PME) ("Pingtan" or the "Company"), a global fishing company based in the People's Republic of China (PRC), today announced that the Company has deployed two new squid jigging vessels in the international waters of the Atlantic Ocean.

Squid jigging is a technique that uses a lead sinker with a hook molded into it to attract squid. These two squid jigging vessels departed from port on December 2, 2017, and were put into operation after arrival at their fishing destination in the international waters of South-West Atlantic Ocean on January 10, 2018 China Standard Time.

Management Commentary

Mr. Xinrong Zhuo, Chairman and CEO of the Company, commented: "We are excited to launch additional two large-scale squid jigging vessels and anticipate serving as a quality squid provider to online consumers across China through JD.com. Our fish products have been well received since we started selling on JD.com, and we believe it was a result of the recognition and affirmation of natural non-polluting deep-ocean fish products. We anticipate deploying additional fishing vessels to further diversify our product mix with more varieties of products, and to expand our product categories on JD.com to satisfy increasing demand. We look forward to further innovations in the online seafood retail business model, enhancing consumers shopping experience and promoting growth by working closely with JD.com"

About JD.com, Inc.

JD.com is both the largest e-commerce company in China, and the largest Chinese retailer, by revenue. The company strives to offer consumers the best online shopping experience. Through its user-friendly website, native mobile apps, and WeChat and Mobile QQ entry points, JD offers consumers a superior shopping experience. JD.com has the largest fulfillment infrastructure of any e-commerce company in China. As of September 30, 2017, JD.com operated 7 fulfillment centers and 405 warehouses covering 2,830 counties and districts across China, staffed by its own employees. JD.com is a member of the NASDAQ100 and a Fortune Global 500 company.

About Pingtan

Pingtan is a global fishing company engaging in ocean fishing through its subsidiary, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., or Pingtan Fishing.

Business Risks and Forward-Looking Statements

This press release may contain forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology, and includes statements about deploying additional vessels, diversifying our product mix with more varieties of products and expanding product categories on JD.com. Although forward-looking statements reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Risks include lower sales of products to the consumer market than anticipated, technological complications, unforeseen difficulties in the delivery of products, adverse weather or oceanic conditions or mechanical or other operational failure of fishing vessels, an unexpected dramatic decrease in production, operational, mechanical, climatic or other unanticipated issues that adversely affect the production capacity of the Company's vessels, applicable regulatory, environmental, political, legal and economic risks, and other risk factors contained in Pingtan's SEC filings available at www.sec.gov, including Pingtan's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Pingtan undertakes no obligation to update or revise any forward-looking statements for any reason.

CONTACT:

Roy Yu
Chief Financial Officer
Pingtan Marine Enterprise Ltd.
Tel: +86 591 87271753
ryu@ptmarine.net

Johnny Zhang
IR Manager
Pingtan Marine Enterprise Ltd.
Tel: +86 591 8727 1753
jzhang@ptmarine.net

Maggie Li
IR Deputy Manager
Pingtan Marine Enterprise Ltd.
Tel: +86 591 8727 1753
mli@ptmarine.net

INVESTOR RELATIONS
In China
Katherine Yao, Senior Associate
Tel: +86 10 6587 6435
kyao@equityny.com